UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – May 14, 2018

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THE ULTIMATE SOFTWARE GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	000-24347 (Commission File Number)	65-0694077 (IRS Employer Identification No.)
2000 Ultimate Way, Weston, Florida (Address of principal executive offices)		33326 (Zip Code)

       (954) 331-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Ultimate Software Group, Inc. ("Ultimate") held its 2018 Annual Meeting on May 14, 2018.  The principal business of the meeting was (i) to elect three directors to serve until the 2021 Annual Meeting of Shareholders or until their successors are duly elected and qualified; (ii) to ratify the appointment of KPMG LLP as Ultimate’s independent registered public accounting firm for the fiscal year ending December 31, 2018; (iii) to approve by non-binding advisory vote the compensation paid to Ultimate’s named executive officers; (iv) to approve the Amended and Restated 2005 Equity and Incentive Plan, as proposed to be amended; and (v) to transact such other business as may properly come before the meeting or any postponement or adjournment thereof. The final voting results for each of the proposals submitted to a vote are below.

(i) The names of the nominees for directors who were elected at the 2018 Annual Meeting to serve as directors until the 2021 Annual Meeting of stockholders are as follows:

Nominee	Shares For	Shares Against	Shares Abstain	Non Votes
Marc D. Scherr	19,181,603	5,496,589	3,217,895	1,861,536
Rick A. Wilber	17,185,456	7,490,489	3,220,184	1,861,536
James A. FitzPatrick, Jr.	18,369,152	6,306,751	3,220,184	1,861,536

(ii) The results of the vote to ratify the appointment of KPMG LLP as Ultimate’s independent registered public accounting firm for the fiscal year ending December 31, 2018 are as follows:

Shares For	Shares Against	Shares Abstain	Non Votes
29,426,827	319,554	11,242	—

(iii) The results of the non-binding advisory vote to approve the compensation paid to Ultimate’s named executive officers are as follows:

Shares For	Shares Against	Shares Abstain	Non Votes
16,820,084	10,879,005	196,998	1,861,536

(iv) The results of the vote to approve the Amended and Restated 2005 Equity and Incentive Plan, as proposed to be amended are as follows:

Shares For	Shares Against	Shares Abstain	Non Votes
25,486,055	2,395,651	14,381	1,861,536

Item 9.01.  Financial Statements and Exhibits.

Number	Description
10.1	Amended and Restated 2005 Equity and Incentive Plan*
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* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ULTIMATE SOFTWARE GROUP, INC.

By: /s/ Felicia Alvaro
Felicia Alvaro
Executive Vice President, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)

Dated: May 15, 2018